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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 30, 2000

                                SPEEDUS.COM, INC.
               (Exact name of registrant as specified in charter)


          Delaware                      000-27582               13-3853788
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


140 58th Street, Suite 7E                                              11220
Brooklyn, New York                                                    (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (718) 567-4300

                                 Not Applicable
          (Former name or former address, if changed from last report)



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     This amendment to Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by SPEEDUS.COM, INC. (the "Company") on July 14, 2000.

Item 2. Acquisition or Disposition of Assets.

     On June 30, 2000, SPEEDUS.COM, INC. acquired all membership interests in SPEEDIA, LLC ("SPEEDIA.COM") held by TIS Worldwide, Inc. ("TIS") and Daniel Doyon ("Doyon") and as a result now owns 100% of SPEEDIA.COM (the
"Acquisition"). SPEEDIA.COM currently supplies wireless web and unified messaging mobile device services globally. Prior to the Acquisition, the Company owned 45% of the outstanding membership interests in SPEEDIA.COM.

     The Acquisition was consummated pursuant to a Share Exchange Agreement, dated as of June 30, 2000, among the Company, TIS and Doyon, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. Pursuant to the Share Exchange Agreement, the Company issued an aggregate of 950,000 shares of its Common Stock to TIS and Doyon in exchange for their membership interests in SPEEDIA.COM. The Company has agreed to register for resale 200,000 of such shares within 120 days. Of the remaining 750,000 shares, approximately one third may be transferred subject only to securities law restrictions, another one third are subject to a two-year transfer restriction, and the last one third are subject to a three-year transfer restriction. The Company has also agreed to issue in the aggregate an additional 183,334 shares of its Common Stock to TIS and Doyon in the event that 90% of Visionstar, Inc., a corporation wholly owned by Shant S. Hovnanian, the Chairman and Chief Executive Officer of the Company, is not effectively contributed to the Company within 12 months. An aggregate of an additional 183,334 shares will be issued to TIS and Doyon if the SPEEDUS.COM share price does not reach $10 per share within twelve months. All such additional shares will be subject to the same proportional registration rights and transfer restrictions as the 950,000 shares initially issued. The Company issued a press release on July 5, 2000 announcing the Acquisition; a copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     The foregoing summary of the transactions contemplated by the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by all of the terms and provisions of such agreement.

Item 7. Financial Statements and Exhibits.

     (a)-(b) Not required pursuant to Rules 3-05(b) and Rule 11-01 of Regulation S-X.


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      (b)   Exhibits.

     10.1 Share Exchange Agreement, dated as of June 30, 2000, among SPEEDUS.COM, Inc., TIS Worldwide, Inc. and Daniel Doyon.

     99.1   Press Release of SPEEDUS.COM, INC. dated July 5, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPEEDUS.COM, INC.

                                        By: /s/ Shant S. Hovnanian
                                            ------------------------------
                                            Name:  Shant S. Hovnanian
                                            Title: Chief Executive Officer

July 17, 2000


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                                  EXHIBIT INDEX

     10.1 Share Exchange Agreement, dated as of June 30, 2000, among SPEEDUS.COM, Inc., TIS Worldwide, Inc. and Daniel Doyon.

     99.1   Press Release of SPEEDUS.COM, INC. dated July 5, 2000.


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